UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2008
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices, including zip code)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     First Charter Corporation (“First Charter”) has been informed by Fifth Third Bancorp (“Fifth Third”) that in February 2008 a shareholder of Fifth Third filed a derivative suit in the Court of Common Pleas for Hamilton County, Ohio, against the members of Fifth Third’s Board of Directors and, nominally, Fifth Third, alleging breach of fiduciary duty and waste of corporate assets, among other charges, in relation to the approval of Fifth Third’s acquisition of First Charter. The suit seeks, with respect to the completion of the acquisition, an injunction to stop the acquisition of First Charter and an independent valuation of First Charter as to its worth. The suit also seeks unspecified compensatory damages to be paid to Fifth Third by its Directors as well as costs and attorneys fees to the plaintiff. The suit is in its earliest stage and Fifth Third has stated that the impact of the final disposition cannot be assessed at this time. First Charter and its legal counsel are reviewing the complaint carefully and intend to take such action as is appropriate and necessary to protect First Charter Corporation’s interests in its merger agreement with Fifth Third.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Stephen J. Antal

Stephen J. Antal Executive Vice President, General Counsel and Secretary

Dated: February 25, 2008